UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2018, the Board of Directors (the “Board”) of Torotel Inc. (“Torotel”) appointed S. Scott Still to serve as a member of the Board, effective immediately, filling the previously vacant Director Position 1. Although Director Position 1 is in a class that would otherwise be presented for election by shareholders in September 2020, pursuant to Torotel’s bylaws, Mr. Still’s term will extend only until the annual meeting of shareholders scheduled to be held on September 17, 2018, when he will be presented for election by shareholders.

Mr. Still will not be appointed to any Committees of the Board until after the annual meeting of shareholders scheduled to be held on September 17, 2018.

There are no arrangements or understandings between Mr. Still and any other persons pursuant to which he was appointed as a director.  Additionally, there have been no transactions involving Mr. Still that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Still and any director or executive officer of Torotel.

Mr. Still will participate in Torotel’s standard director compensation arrangements currently applicable to non-employee directors. Under the terms of those arrangements, Mr. Still will receive a retainer of $16,000 per year for his service on the Board, and he will receive $400 for each Board committee meeting attended.

S. Scott Still is founder and principal of Myriad Aerospace Consulting which provides strategic planning and implementation, operational execution, and M&A support. Currently, through Myriad, Scott is serving as CEO of Jet Midwest Aerospace (“JMW”) leading a turnaround/growth effort for the company.  JMW is a full-service commercial aircraft provider offering complete end-of-life and product support solutions. He has over 30 years of leadership experience in the aerospace and defense industry, which includes ten years as CEO and President with Sargent Aerospace and Defense, a global supplier of precision-engineered customized components serving both the Commercial, Military and Defense markets. Mr. Still received a Master’s Degree from The University of Tennessee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: February 16, 2018	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer